Exhibit 3.2

AMENDED AND RESTATED

(Through July 29, 2003)

BY-LAWS

OF

NEW ENGLAND BUSINESS SERVICE, INC.

ARTICLE ONE

Stockholders

Section 1.  Annual Meetings.    The annual meeting of the stockholders shall be held at 10:00 a.m. on the fourth Friday of October in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day), or at such other date and time as shall be designated from time to time by the Directors and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or by these By-laws, may be specified by the Directors or the Chief Executive Officer or the President. If no annual meeting is held in accordance with the foregoing provisions, the Directors shall cause the meeting to be held as soon thereafter as convenient.

Section 2.  Special Meetings.    Special meetings of the stockholder may be called by the Chief Executive Officer, the President or the Directors. No call of a special meeting of the stockholders shall be required if such notice of the meeting shall have been waived in writing (including a telegram) by every stockholder entitled to notice thereof, or by his attorney thereunto authorized.

Section 3.  Place of Meetings.    All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors or the Chief Executive Officer or the President and stated in the notice of the meeting.

Section 4.  Notices.    Except as otherwise provided by law, notice of all meetings of stockholders shall be given as follows, to wit: A written notice, stating the place, day and hour thereof, shall be given by the Secretary (or person or persons calling the meeting), not less than 10 nor more than sixty days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Certificate of Incorporation, or these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation. Notices of all meetings of stockholders shall state the purposes for which the meetings are called. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section 5.  Notice of Stockholder Nominations and Business; Annual Meeting of Stockholders.    Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the corporation’s notice of meeting pursuant to Section 4 of this ARTICLE ONE, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the first paragraph of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event will the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) as to any other business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

Anything contained in the second sentence of the second paragraph of this By-law to the contrary notwithstanding, in the event that the number of persons to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-law will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

Section 6.  Notice of Stockholder Nominations and Business; Special Meetings of Stockholders.    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 4 of this ARTICLE ONE. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the corporation’s notice of meeting (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided by this By-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by the second paragraph of Section 5 of ARTICLE ONE shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

Section 7.  Notice of Stockholder Nominations and Business; General.    Only such persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these By-laws. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective nomination or proposal shall be disregarded.

For purposes of these By-laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Anything contained in the foregoing provisions of these By-laws to the contrary notwithstanding, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these By-laws. Nothing in these By-laws shall be deemed to affect the rights (a) of stockholders to request the inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

Section 8.  Quorum.    At any meeting of stockholders a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that in the absence of a quorum, the stockholders may, by majority vote, adjourn the meeting from time to time until a quorum shall be present.

Section 9.  Voting and Proxies.    Each stockholder shall have one vote for each share of stock entitled to vote, and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the corporation, unless otherwise provided by the Certificate of Incorporation or by resolution or resolutions of the Board of Directors establishing rights of Preferred Stock as provided for in the Certificate of Incorporation. Stockholders may vote either in person or by proxy dated not more than three years before the meeting named therein, unless the proxy provides for a longer period. A stockholder may grant authority to another person or persons to act for such stockholder by proxy (a) by the stockholder or such stockholder’s authorized officer, director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature or (b) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 10.  Action at Meeting.    When a quorum is present, the action of the stockholders on any matter properly brought before such meeting shall be decided by the holders of a majority of the stock present or represented and entitled to vote and voting on such matter, except where a different vote is required by law, the Certificate of Incorporation or these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 11.  Special Action.    Any action to be taken by the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

Section 12.  Record Date.    The Directors may fix in advance a time which shall be not more than sixty days prior to (a) the date of any meeting of stockholders and not less than ten days prior to such meeting, (b) the date for the payment of any dividend or the making of any distribution to stockholders, or (c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, the right to receive such dividend or distribution, or the right to give consent or dissent. The Board of Directors may fix a new record date, or confirm an existing record date, for the purpose of determining the stockholders entitled to vote at any adjourned or postponed meeting. In each such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date.

Section 13.  Stockholder List.    The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the corporation, or to vote at any meeting of stockholders.

ARTICLE TWO

Directors

Section 1.  Powers.    The Board of Directors, subject to any action at any time taken by such stockholders as then have the right to vote, shall have the entire charge, control and management of the corporation, its property and business and may exercise all or any of its power.

Section 2.  Number.    The number of Directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but shall not be less than three. Subject to the foregoing, the number of Directors may be decreased at any time and from time to time by a majority of the Directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more Directors.

Section 3.  Vacancies.    Any vacancy at any time existing in the Board, including a vacancy resulting from an enlargement of the size of the Board, may be filled only by a vote of a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director.

Section 4.  [Reserved.]

Section 5.  Tenure.    Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 6.  Removal.    A Director may be removed from office with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors.

Section 7.  Annual Meetings.    Immediately after each annual meeting of stockholders and at the place thereof, if a quorum of the Directors elected at such meeting is present, there shall be a meeting of the Directors without notice; but if such a quorum of the Directors elected thereat is not present at such meeting, or if present does not proceed immediately thereafter to hold a meeting of the Directors, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the call of special meetings of Directors.

Section 8.  Regular Meetings.    Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board and no notice need be given of regular meetings held at times and places so fixed, provided however, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders, and that if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution until either each such absent Director has in writing or by telegram approved the resolution or seven days have elapsed after a copy of the resolution certified by the Secretary has been mailed postage prepaid, addressed to each such absent Director at his last known home or business address.

Section 9.  Special Meetings.    Special meetings of the Directors may be called by the Chief Executive Officer, the President, the Treasurer or any two Directors and shall be held at the place designated in the call thereof.

Section 10.  Notices.    Notices of any special meeting of the Directors shall be given by the Secretary to each Director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least four days before the meeting or by delivering such notice to him at least forty-eight hours before the meeting or by sending to him at least forty-eight hours before the meeting, by prepaid telegram addressed to him at such address, notice of such meeting. If the Secretary refuses or neglects for more than twenty-four hours after receipt of the call to give notice of such special meeting, or if the office of the Secretary is vacant or the Secretary is incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors’ meeting need not specify the purpose of the meeting.

Section 11.  Quorum.    At any meeting of the Directors a majority of the number of Directors required to constitute a full Board, as fixed in or determined pursuant to these By-laws as then in effect, shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof.

Section 12.  Action at Meeting.    At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by the vote of a majority of those present and voting, unless a different vote is required by law, the Certificate of Incorporation, or these By-laws.

Section 13.  Special Action.    Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors’ meetings. Such consent shall be treated as a vote of the Directors for all purposes.

Section 14.  Committees.    The Directors may, by vote of a majority of the number of Directors required to constitute a full Board as fixed in or determined pursuant to these By-laws as then in effect, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Certificate of Incorporation or these By-laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the Directors.

ARTICLE THREE

Officers

Section 1.  Enumeration.    The officers of the corporation shall be a Chief Executive Officer, a President, a Treasurer, a Secretary, and such Vice Presidents, Assistant Treasurers, Assistant Secretaries, and other officers as may from time to time be determined by the Directors.

Section 2.  Election.    The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.

Section 3.  Qualification.    The Chief Executive Officer and the President may, but need not be, Directors. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and the Secretary shall not be the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

Section 4.  Tenure.    Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, the Chief Executive Officer, President, Treasurer and Secretary shall hold office until the first meeting of the Directors following the annual meeting of stockholders, and thereafter until his successor is chosen and qualified. Other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the Chief Executive Officer, the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 5.  Removal.    The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

Section 6.  Chairman of the Board.    If the Directors shall appoint a Chairman of the Board, he shall preside at all meetings of the Board at which he shall be present, and shall have such additional duties and powers as the Directors shall from time to time designate. In the absence or disability of the Chairman of the Board, or if there be none, the powers and duties of the Chairman of the Board shall be exercised and performed by the Chief Executive Officer.

Section 7.  Chief Executive Officer.    The Chief Executive Officer, subject to the control of the Directors, shall have general charge and supervision of the business of the corporation, and except as expressly provided in these By-laws or by action of the Board, it shall be the duty of the Chief Executive Officer, and he shall have the power, to see that all orders and resolutions of the Directors are carried into effect. The Chief Executive Officer shall preside at all meetings of the stockholders. In the absence or disability of the Chief Executive Officer, the powers and duties of the Chief Executive Officer shall be exercised and performed by the President.

Section 8.  President.    The President shall have full responsibility for the day-to-day business operations of the corporation, and shall have such other duties and powers as the Directors or the Chief Executive Officer shall from time to time designate. In the absence or disability of the President, the powers and duties of the President shall be exercised and performed by the Chief Executive Officer.

Section 8.  Vice Presidents.    Each Vice President shall have such powers and perform such duties as the Directors, the Chief Executive Officer or the President shall from time to time designate.

Section 9.  Treasurer.    The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositaries as shall be designated by the Directors or in the absence of such designation in such depositaries as he shall from time to time deem proper. He shall disburse the funds of the corporation as shall be ordered by the Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.

Section 10.  Assistant Treasurer.    In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.

Section 11.  Secretary and Assistant Secretary.    The Secretary or an Assistant Secretary, if one be elected, shall record all proceedings of the stockholders in a book to be kept therefor and, if there be no Secretary or Assistant Secretary of the Board of Directors, shall also record all proceedings of the Directors in a book to be kept therefor. If there be more than one Assistant Secretary, then the one designated to so record such proceedings by the Directors shall do so, otherwise a Temporary Secretary designated by the person presiding at a meeting, shall perform the duties of the Secretary. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Secretary shall be charged with the duties of keeping or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other duties or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Secretary and each Assistant Secretary shall have such other powers and perform such other duties additional to the foregoing as the Directors may from time to time designate.

ARTICLE FOUR

Provisions Relating to Capital Stock

Section 1.  Certificates of Stock.    The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation.

Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2.  Transfer of Stock.    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificate shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

Section 3.  Equitable Interests Not Recognized.    The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

Section 4.  Lost or Destroyed Certificates.    The Directors of the corporation may, subject to any contrary provision of law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, stolen, destroyed, or mutilated.

ARTICLE FIVE

Stock in Other Corporations

Except as the Directors may otherwise designate, the Chief Executive Officer, President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization the securities of which may be held by the corporation.

ARTICLE SIX

Inspection of Records

Books, accounts, documents and records of the corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Certificate of Incorporation, By-laws and records of all meeting of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Secretary. Said copies and records need not be all kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

ARTICLE SEVEN

Checks, Notes, Drafts and Other Instruments

Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or person authorized by the Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Directors to do so.

ARTICLE EIGHT

Seal

The seal of the corporation shall be circular in form, bearing its name, the word “Delaware,” and the year of its incorporation. The Treasurer shall have custody of the seal and may affix it (as may any other officer authorized by the Directors) to any instrument requiring the corporate seal.

ARTICLE NINE

Fiscal Year

The fiscal year of the corporation shall be the year ending with the last Saturday of June in each year.

ARTICLE TEN

Amendments

These By-laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. If authorized by the Certificate of Incorporation, the Directors may also make, amend, or repeal these By-laws in whole or in part, except with respect to any provisions thereof which by law, the Certificate of Incorporation, or these By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any By-law adopted by the Directors may be amended or repealed by the stockholders.

ARTICLE ELEVEN

Indemnification

Section 1.  Right to Indemnification.    Each person who was or is made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a Director or officer of the corporation or that, being or having been such a Director or officer of the corporation, such person is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as such a Director or officer or in any other capacity while serving as such a Director or officer, shall be indemnified and held harmless by the corporation to the full extent permitted by the

Delaware General Corporation Law (the “DGCL”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in Section 2 of this ARTICLE ELEVEN with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by any such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending (or otherwise appearing in) any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Section 2.  Right of Indemnitee to Bring Suit.    If a claim under Section 1 of this ARTICLE ELEVEN is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this ARTICLE ELEVEN upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof that the indemnitee is not so entitled. Neither the failure of the corporation (including the Board of Directors, independent legal counsel or the stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including the Board of Directors, independent legal counsel or the stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 3.  Non-Exclusivity of Rights.    The rights to indemnification and to the advancement of expenses conferred by this ARTICLE ELEVEN shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested Directors, provisions of the Certificate of Incorporation or By-laws of the corporation or otherwise. Notwithstanding any amendment to or repeal of this ARTICLE ELEVEN, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

Section 4.  Insurance.    The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ARTICLE TWELVE

Principal and Registered Offices

Section 1.  Principal Office.    The corporation’s principal office shall be 500 Main Street, Groton, Massachusetts or such other place as the Board of Directors may designate.

Section 2.  Registered Office.    The corporation’s registered office shall be 229 South State Street, City of Dover, County of Kent, Delaware, or such other place as the Board of Directors may designate.